Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information was derived from the application of pro forma adjustments to the consolidated financial statements of New Senior Investment Group Inc. (“New Senior,” “the Company,” “we” or “our”). The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 give effect to the Pro Forma Transactions (as defined below) as if the Pro Forma Transactions had occurred or had become effective as of January 1, 2014. However, to the extent the Pro Forma Transactions were already reflected in the underlying historical data, no pro forma adjustment has been made to the historical financial statements.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable in order to reflect, on a pro forma basis, the impact of the transactions listed below on our historical financial information. The unaudited pro forma consolidated financial information is provided for informational and illustrative purposes only and should be read in conjunction with our unaudited financial statements for the three months ended March 31, 2015 and the notes thereto included in our Quarterly Report on Form 10-Q filed on May 7, 2015 with the Securities and Exchange Commission (“SEC”), our audited financial statements for the year ended December 31, 2014 and the notes thereto included in our Annual Report on Form 10-K filed on February 26, 2015 with the SEC, and the Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio (as defined below) for the year ended December 31, 2014 included as Exhibit 99.2 of this Current Report on Form 8-K.

The unaudited pro forma consolidated financial information has been prepared to reflect adjustments to our historical consolidated financial information that are (i) directly attributable to the Pro Forma Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on our results. However, such adjustments are estimates and may not prove to be accurate. Information regarding these adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated information set forth below reflects the historical information of New Senior, as adjusted to give effect to the following transactions (together the “Pro Forma Transactions”):

•	the acquisition of the Hawthorn Portfolio which comprises 17 private pay, IL-only properties (“Hawthorn Portfolio Acquisition”) and related financing on March 27, 2015;

•

the mortgage financing, which comprises the refinancing of mortgage loans (“Mortgage Loan Refinancing”) and the additional financing secured by existing properties (“Additional Financing”), on March 27, 2015; and

•

the continuing effect on management fees payable to FIG LLC (an affiliate of Fortress Investment Group LLC), the Company’s manager (the “Manager”), pursuant to the management agreement entered into between New Senior and the Manager effective as of the spin-off on November 6, 2014, as a result of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing transactions.

The impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing are already reflected in the Company’s historical consolidated balance sheet as of March 31, 2015; accordingly, no pro forma balance sheet is presented herein. In addition, the Company’s historical consolidated statement of operations for the three months ended March 31, 2015 includes the impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing, and Additional Financing for the period from March 27, 2015 through March 31, 2015; accordingly, pro forma adjustments in the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2015 are only for the period from January 1, 2015 through March 26, 2015.

The attached unaudited pro forma consolidated financial information is provided for informational purposes only. The unaudited pro forma consolidated statements of operations do not purport to represent what New Senior’s results of operations would have been had such transactions been consummated on the date indicated, nor do they represent our results of operations for any future date or period.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2015

(dollars in thousands, except share and per share data)

	Historical	Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$47,188	$14,010	(A)	$—		$—		$61,198
Rental revenue	26,672	—		—		—		26,672

Total revenues	73,860	14,010		—		—		87,870

Expenses
Property operating expense	34,271	7,629	(A)	—		—		41,900
Depreciation and amortization	30,157	7,898	(B)	—		—		38,055
Interest expense	15,312	2,040	(C)	(974	)(E)	—		16,378
Acquisition, transaction and integration expense	3,918	(872	)(D)	—		—		3,046
Management fee to affiliate	3,050	—		—		725	(F)	3,775
General and administrative expense	3,409	—		—		—		3,409
Loss on extinguishment of debt	5,091	—		(5,091	)(E)	—		—
Other (income) expense	—	—		—		—		—

Total expenses	95,208	16,695		(6,065)		725		106,563

Loss Before Income Taxes	(21,348)	(2,685)		6,065		(725)		(18,693)
Income tax benefit	(95)	—	(G)	—	(G)	—	(G)	(95)

Net Loss	$(21,253)	$(2,685)		$6,065		$(725)		$(18,598)

Loss Per Share of Common Stock
Basic and diluted	$(0.32)							$(0.28)
Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,415,415							66,415,415

See notes to unaudited pro forma consolidated financial information.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2014

(dollars in thousands, except share and per share data)

	Historical	Hawthorn Portfolio Acquisition and related financing		Mortgage Loan Refinancing and Additional Financing		Other pro forma adjustments		Pro Forma
Revenues
Resident fees and services	$156,993	$56,600	(A)	$—		$—		$213,593
Rental revenue	97,992	—		—		—		97,992

Total revenues	254,985	56,600		—		—		311,585

Expenses
Property operating expense	112,242	31,197	(A)	—		—		143,439
Depreciation and amortization	103,279	33,451	(B)	—		—		136,730
Interest expense	57,026	8,640	(C)	(2,643	)(E)	—		63,023
Acquisition, transaction and integration expense	14,295	—		—		—		14,295
Management fee to affiliate	8,470	—		—		5,115	(F)	13,585
General and administrative expense	7,416	—		—		—		7,416
Other (income) expense	(1,500)	—		—		—		(1,500)

Total expenses	301,228	73,288		(2,643)		5,115		376,988

Loss Before Income Taxes	(46,243)	(16,688)		2,643		(5,115)		(65,403)
Income tax expense	160	—	(G)	—	(G)	—	(G)	160

Net Loss	$(46,403)	$(16,688)		$2,643		$(5,115)		$(65,563)

Loss Per Share of Common Stock
Basic and diluted	$(0.70)							$(0.99)
Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted	66,400,914							66,400,914

See notes to unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(dollars in thousands)

Hawthorn Portfolio Acquisition and Related Financing

(A)

Reflects revenues and certain operating expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 and the year ended December 31, 2014 as adjusted for the items detailed in the footnotes below. The historical amounts were derived from the unaudited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the period from January 1, 2015 through March 26, 2015 (not included herein) and the audited Statement of Revenues and Certain Operating Expenses of the Hawthorn Portfolio for the year ended December 31, 2014 (included in Item 9.01(a)(3) of this Current Report on Form 8-K pursuant to Rule 3-14 of Regulation S-X), respectively.

	Three months ended March 31, 2015 (1)				Year ended December 31, 2014
				Pro forma				Pro forma
	Historical	Adjustments		adjustment	Historical	Adjustments		adjustment
Revenue:
Rent revenue	$14,010	$—	(i)	$14,010	$56,600	$—	(i)	$56,600

Certain operating expenses:
Facility operating expenses	$6,252	$—		$6,252	$25,341	$—		$25,341
Property management fee	490	211	(ii)	701	1,981	849	(ii)	2,830
Real estate taxes	676	—		676	3,026	—		3,026

Property operating expenses	$7,418	$211		$7,629	$30,348	$849		$31,197

(i)	Rent revenue has been classified as “Resident fees and services” to conform to the Company’s presentation.
(ii)

The Hawthorn Portfolio has historically been charged a property management fee equal to 3.5% of rent revenue. Upon acquisition, the Company entered into new property management agreements for the Hawthorn Portfolio which provide for a property management fee equal to 5% of effective gross income. The effective gross income represents the rent revenue of the Hawthorn Portfolio, as defined in the respective property management agreements.

The following table reflects the impact of the property management fee increase to 5% of effective gross income.

	Three months ended March 31, 2015 (1)	Year ended December 31, 2014
Resident fees and services	$14,010	$56,600
Property management fee rate	5.00%	5.00%

Pro forma property management fee	701	2,830
Less: historical Hawthorn Portfolio property management fee	(490)	(1,981)

Total adjustment to property management fee	$211	$849

(1)	Represents the pre-acquisition period from January 1, 2015 through March 26, 2015.

(B)

Reflects depreciation and amortization of the buildings, building improvements, furniture, fixtures and equipment and intangible assets based on our preliminary measurement of the fair value of the acquired net assets. The Company’s acquisition accounting for this transaction is still preliminary, and as a result, the related pro forma calculation for depreciation and amortization expense is preliminary and subject to completion. The acquired finite-lived intangible assets are being amortized over their estimated useful lives using the straight-line method. The following table summarizes the calculation of the pro forma adjustment for depreciation and amortization expense resulting from the Hawthorn Portfolio Acquisition:

			Three months ended March 31, 2015	Year ended December 31, 2014
Asset class	Weighted average useful life (years)	Preliminary Fair Value	Recalculated depreciation and amortization	Recalculated depreciation and amortization
Real estate investments:
Land	Indefinite	$27,737	$—	$—
Buildings	40	347,607	2,173	8,690
Building improvements	10	14,935	373	1,494
Furniture, fixtures & equipment	5	15,952	798	3,190
Amortized intangible assets:
In-place leases	2.75	55,212	5,019	20,077

		$461,443	8,363	33,451

Less: historical New Senior depreciation and amortization			(465)	—

Pro forma adjustment			$7,898	$33,451

(C)

The Hawthorn Portfolio Acquisition was financed in part with $326.8 million of additional borrowings (see note F for further information). Financing costs of approximately $2.9 million were attributable to the financing of the Hawthorn Portfolio Acquisition.

The financing consists of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$ 326,815	2.52%	Variable	7 years

The following adjustment represents the pro forma adjustment to interest and amortization of deferred financing costs related to the borrowing as follows:

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma interest expense	$2,056	$8,223
Amortization of deferred financing costs	104	417
Less: historical New Senior interest expense	(120)	—

Pro forma adjustment to interest expense	$2,040	$8,640

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

(D)

Reflects the elimination of acquisition and transaction related costs of $0.9 million incurred in the three months ended March 31, 2015 by the Company directly attributable to the Hawthorn Portfolio Acquisition, which primarily consist of legal, consulting and accounting fees.

Mortgage Financing

(E)

In March 2015, the Company obtained financing of $670.0 million (“Freddie financing”). The Freddie financing consists of (i) the Hawthorn Portfolio Acquisition related financing of $326.8 million (see note C); (ii) the Mortgage Loan Refinancing of $297.0 million, which replaced our existing floating and fixed rate mortgage loans; and (iii) Additional Financing of $46.2 million which is secured by our existing properties.

Approximately $8.4 million of deferred financing costs associated with the Freddie financing was capitalized, of which $2.9 million is attributable to the Hawthorn Portfolio Acquisition and $5.5 million is attributable to the Mortgage Loan Refinancing and Additional Financing. For pro forma purposes, the deferred financing costs have been amortized using the effective interest method over the respective terms of the financing facilities.

The Mortgage Loan Refinancing and Additional Financing, collectively, consist of the following principal balance and weighted average interest rate:

Principal balance	Weighted average interest rate	Fixed or variable	Maturity
$ 343,185	2.52%	Variable	7 years

The following table summarizes the adjustments in the unaudited pro forma consolidated statements of operations to reflect the adjustments to interest expense related to the Mortgage Loan Refinancing and Additional Financing:

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma interest expense	$2,159	$8,635
Amortization of deferred financing costs	198	791
Less: historical New Senior interest expense	(3,331)	(12,069)

Pro forma adjustment to interest expense	$(974)	$(2,643)

A 0.125% change in the variable interest rate would amount to a change in total annual pro forma interest expense of approximately $0.4 million.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2015 also reflects the elimination of loss on extinguishment of debt recorded of $5.1 million directly related to the Mortgage Loan Refinancing.

Other Pro Forma Adjustments

(F)	Represents the impact to management fees as a result of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing.

	Three months ended March 31, 2015	Year ended December 31, 2014
Pro forma base management fee (1)	$—	$10,332
Pro forma incentive compensation (2)	725	1,393
Less: historical New Senior management fee (3)	—	(6,610)

Pro forma adjustment	$725	$5,115

(1)

The pro forma base management fee for the year ended December 31, 2014 reflects the continuing effect on management fees pursuant to the management agreement entered into between New Senior and the Manager in connection with the spin-off. This amount reflects the management fee for the period from January 1, 2014 through the date of the spin-off and is based on applying the base management fee rate payable by New Senior of 1.5% to the invested capital, which was set at the spin-off date. Subsequent to the spin-off date through December 31, 2014, and for the three months ended March 31, 2015, no pro forma adjustment has been calculated as the Hawthorn Portfolio Acquisition and related financing, the Mortgage Loan Refinancing and Additional Financing pro forma transactions had no impact on the base management fee.

(2)	Reflects the impact of the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing pro forma transactions on the incentive compensation calculation.
(3)

Represents the allocated portion of management fees paid by Newcastle Investment Corp. for management services provided by the Manager during the period prior to the spin-off, pursuant to Newcastle’s management agreement with the Manager.

(G)

New Senior has been operating so as to qualify as a REIT for U.S. federal and state income tax purposes. Therefore, certain activities including the Hawthorn Portfolio Acquisition and related financing, Mortgage Loan Refinancing and Additional Financing would not be subject to income tax. Accordingly, no adjustment to pro forma income tax expense has been reflected in the pro forma statements of operations.